                                                                    Exhibit 99.1

Medical Research
Laboratories International,
Inc. and Medical Research
Laboratories International
B.V.B.A.
Combined Financial Statements
December 31, 2001

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Table of Contents
--------------------------------------------------------------------------------

                                                                        Pages
Report of Independent Accountants                                           1

Combined Financial Statements:
    Combined Balance Sheet as of December 31, 2001                          2

    Combined Statement of Operations for the year ended
    December 31, 2001                                                       3

    Combined Statement of Changes in Shareholders' Equity for
    the year ended December 31, 2001                                        4

    Combined Statement of Cash Flows for the year ended
    December 31, 2001                                                       5

    Notes to Combined Financial Statements                               6-12

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Pharmaceutical Product Development, Inc. and Subsidiaries

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, shareholders' equity, and cash flows present fairly, in all material respects, the financial position of Medical Research Laboratories International, Inc. and Medical Research Laboratories International B.V.B.A. (collectively the "Companies") at December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
------------------------------

Cincinnati, Ohio
March 6, 2002

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.
Combined Balance Sheet
As of December 31, 2001
--------------------------------------------------------------------------------

Assets
Current Assets:
   Cash and cash equivalents                                       $ 14,435,754
   Trade accounts receivable, net of allowance for
     doubtful accounts of $401,306                                    8,404,250
   Prepaid expenses                                                     227,538
   Other current assets                                                 165,899
                                                                   ------------
     Total current assets                                            23,233,441
                                                                   ------------

Property and equipment:
   Equipment and fixtures                                             6,022,345
   Land                                                                 643,016
   Building                                                           2,676,175
   Leasehold improvements                                               601,928
   Construction in progress                                           2,784,496
                                                                   ------------
                                                                     12,727,960
   Less accumulated depreciation and amortization                    (6,783,600)
                                                                   ------------
     Net property and equipment                                       5,944,360
                                                                   ------------
     Total assets                                                  $ 29,177,801
                                                                   ============

Liabilities
Current liabilities:
   Current portion of lease obligation                             $    394,402
   Current portion of construction loan                                 131,192
   Related party loan                                                 1,145,621
   Accounts payable, trade                                            1,535,537
   Accrued compensated absences                                         385,829
   Refundable deposits                                                  948,033
   Accrued and other liabilities                                        663,295
   Foreign income taxes payable                                       1,144,050
                                                                   ------------
     Total current liabilities                                        6,347,959

Construction loan, non-current                                        3,043,944
Lease obligation, non-current                                         1,052,942
                                                                   ------------
     Total liabilities                                               10,444,845
                                                                   ------------

Commitments and contingencies

Shareholders' Equity (Note 1)
Common stock                                                          6,445,124
Accumulated other comprehensive loss                                   (145,510)
Retained earnings                                                    12,433,342
                                                                   ------------
     Total shareholders' equity                                      18,732,956
                                                                   ------------
     Total liabilities and shareholders' equity                    $ 29,177,801
                                                                   ============

         The accompanying notes are an integral part of these combined financial statements.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.
Combined Statement of Operations
For the Year Ended December 31, 2001
--------------------------------------------------------------------------------

Net clinical study revenues                                       $  38,007,285
Direct costs                                                         22,281,281
Selling, general and administrative expenses                          4,580,912
Depreciation and amortization expense                                   947,009
                                                                  -------------
     Operating income                                                10,198,083
                                                                  -------------
Other income (expense):
   Interest income                                                      370,346
   Interest expense                                                    (252,527)
   Foreign currency exchange gain                                       340,244
   Other, net                                                           108,649
                                                                  -------------
     Total other income                                                 566,712
                                                                  -------------

Income before taxes                                                  10,764,795

Provision for foreign income taxes                                      588,975
                                                                  -------------

Net income                                                        $  10,175,820
                                                                  =============

    The accompanying notes are an integral part of these combined financial statements.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.
Combined Statement of Changes in Shareholders' Equity
For the Year Ended December 31, 2001
--------------------------------------------------------------------------------

                                                   Accumulated
                                                      Other
                                     Common       Comprehensive       Retained         Total          Comprehensive
                                      Stock            Loss           Earnings         Equity            Income
                                   -----------    ---------------    ------------   ------------     ---------------
Balance at December 31, 2000       $ 6,445,124       $    (44,528)   $ 18,817,422   $ 25,218,018

Distributions to shareholders                                         (16,559,900)   (16,559,900)

Net income                                                             10,175,820     10,175,820      $   10,175,820

Currency translation adjustments                         (100,982)                      (100,982)           (100,982)
                                                                                                      --------------

Comprehensive income
  for the period                                                                                      $   10,074,838
                                   -----------       ------------    ------------   ------------      ==============

Balance at December 31, 2001       $ 6,445,124       $   (145,510)   $ 12,433,342   $ 18,732,956
                                   ===========       ============    ============   ============


         The accompanying notes are an integral part of these combined financial statements.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.
Combined Statement of Cash Flows
For the Year Ended December 31, 2001
--------------------------------------------------------------------------------

Cash flows from operating activities:
   Net income                                                                $   10,175,820
   Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                                  947,009
     Loss on sale of property and equipment                                           2,864
     Net changes in:
       Accounts receivable                                                        1,509,807
       Prepaid expenses and other assets                                            (80,913)
       Accounts payable                                                             536,585
       Refundable deposits                                                          332,767
       Accrued and other liabilities                                                452,488
       Foreign income taxes payable                                                 (67,536)
                                                                             --------------
     Net cash provided by operating activities                                   13,808,891
                                                                             --------------

Cash flows from investing activities:
   Purchases of equipment                                                        (3,005,981)
   Capitalized interest                                                            (125,259)
                                                                             --------------
     Net cash used in investing activities                                       (3,131,240)
                                                                             --------------

Cash flows from financing activities:
   Proceeds from construction loan                                                3,175,136
   Distributions to shareholders                                                (16,559,900)
   Payments on capital leases                                                      (302,514)
                                                                             --------------
     Net cash used in financing activities                                      (13,687,278)
                                                                             --------------
Effect of exchange rate changes on cash                                             (81,823)
                                                                             --------------

Decrease in cash and cash equivalents                                            (3,091,450)
Cash and cash equivalents at beginning of year                                   17,527,204
                                                                             --------------
Cash and cash equivalents at end of year                                     $   14,435,754
                                                                             ==============

Supplemental disclosure of cash flow information:
   Cash paid for:
     Interest                                                                $      421,825
                                                                             ==============
     Foreign income taxes                                                    $      316,460
                                                                             ==============

   Non-cash investing activity:
     Amendment to building capital lease                                     $      126,175
                                                                             ==============

 The accompanying notes are an integral part of these combined financial statements.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Notes to combined Financial Statements
--------------------------------------------------------------------------------

1.   Organization and Significant Accounting Policies

     Organization:

     Medical Research Laboratories International, Inc. ("MRL U.S.") and Medical Research Laboratories International B.V.B.A. ("MRL Belgium"), collectively referred to as the "Companies", are companies with certain common ownership.

     MRL U.S., a Kentucky Corporation, operates a medical laboratory facility. Effective December 10, 1998, MRL U.S. was formed by its predecessor, Medical Research Laboratories, a partnership through a Plan of Reorganization.

     MRL Belgium, a Belgium Corporation, was incorporated on November 24, 1993 to operate a medical laboratory facility. The shareholders were MRL Select, Institut Pasteur de Lille, FDM Pharma and GP Consultants. On March 31, 1996, the latter three were replaced by Dr. Evan A. Stein and MRL Select.

     The components of shareholders' equity are as follows:

                           Common Stock         Accumulated
                  ---------------------------
                                                   Other
                    Number of                   Comprehensive      Retained
                      Shares        Amount         Income          Earnings        Total
                  -------------   -----------   ---------------  -------------  ------------
MRL U.S.                   205    $6,024,609           $     -    $10,026,567   $16,051,176
MRL Belgium              1,000       420,515          (145,510)     2,406,775     2,681,780
                                  -----------   ---------------  -------------  ------------

                                  $6,445,124        $ (145,510)   $12,433,342   $18,732,956
                                  -----------   ---------------  -------------  ------------

     Acquisitions by Pharmaceutical Product Development, Inc.:

     Effective February 19, 2002, pursuant to an Agreement and Plan of Reorganization dated January 28, 2002, Pharmaceutical Product Development, Inc., a North Carolina Corporation ("PPD"), acquired all of the outstanding common stock of MRL U.S. for $29,000,000 in cash and $64,708,000 of PPD's common stock.

     In connection and simultaneous with PPD's acquisition of MRL U.S., PPD acquired all of the outstanding common stock of MRL Belgium, pursuant to a Share Purchase Agreement dated January 28, 2002 for $10,000,000 in cash and $8,792,000 of PPD's common stock.

     Basis of Presentation:

     These combined financial statements have been prepared in conjunction with the sale of the Companies to Pharmaceutical Product Development, Inc. discussed above.

     All material transactions and balances between the Companies have been eliminated in combination.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Notes to combined Financial Statements
--------------------------------------------------------------------------------

     Nature of Operations:

     The Companies provide logistical support and biological analysis for clinical research. These laboratory services are conducted nationally and internationally for large clinical research studies for the pharmaceutical industry.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition:

     Revenues are recognized on the accrual basis as services are performed. Amounts billed in advance are deferred on the balance sheet as refundable deposits and recognized when the services are performed.

     Cash and Cash Equivalents:

     All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

     Property and Equipment:

     Property and equipment are stated at historical cost less accumulated depreciation. If an expenditure results in an asset having an extended estimated useful life, the expenditure is capitalized and depreciated over the estimated useful life of the asset. When an asset is sold or retired, its cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized as a component of other income. Management re-evaluates its long-lived assets whenever events or circumstances arise indicating that the carrying amount of a long-lived asset may not be recoverable. Management has determined that no provision for impairment is required.

     MRL U.S. depreciates equipment and fixtures on an accelerated basis over five and seven years, respectively, and amortizes leasehold improvements over 31 years on a straight-line basis. Assets held under capital leases are depreciated over the term of the lease.

     MRL Belgium depreciates equipment and furniture on a straight-line basis over five and seven years, respectively, and amortizes leasehold improvements over nine years on a straight-line basis.

     Income Taxes:

     MRL U.S. has elected to be taxed as an "S Corporation", which results in the tax attributes of MRL U.S. passing through to its stockholders. Accordingly, federal and state income taxes have not been provided for in the Statement of Operations.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Notes to combined Financial Statements
--------------------------------------------------------------------------------

     Income taxes for MRL Belgium are computed using the asset and liability method. Under this method, deferred income taxes result from temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities. Such amounts are measured using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are recorded to the extent that management believes it is more likely than not that the asset will be realized. There are no deferred tax assets or liabilities recorded by MRL Belgium as there are no differences in the book and tax basis of timing items that would give rise to such amounts.

     Financial Instruments:

     Financial instruments consist solely of cash, accounts receivable, accounts payable and a related party loan. The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to their short-term nature. The difference between the carrying value and fair value of the related party loan is not significant.

     Financial instruments that potentially subject the Companies to concentrations of credit risk are comprised principally of cash and accounts receivable. The Companies do not require collateral on accounts receivable as the majority of the Companies' customers are well-established companies. The Companies have not experienced any significant losses relating to individual customers.

     The Companies do not participate in any derivative or hedging transactions.

     Foreign Currency Translations:

     The functional currency of MRL Belgium is the Euro. Assets and liabilities of MRL Belgium are translated to U.S. dollars at current exchange rates, while revenues and expenses are translated at average rates prevailing during the year. Translation adjustments are not included in determining net income but are reflected in comprehensive income and accumulated in a separate component of shareholders' equity.

2.   Debt

     MRL U.S. entered into a $500,000 line of credit agreement with a bank on June 1, 2001, with interest calculated at the bank's prime rate. There were no outstanding borrowings under the line of credit during 2001. The line of credit expires on May 31, 2002. Commitment fees associated with this line of credit are not significant.

     MRL Belgium entered in a loan agreement with a bank in April 2001 bearing interest at 5.26%. The loan is being used to finance the construction of MRL Belgium's new laboratory and office building. The building is expected to be completed in July 2002. Upon completion of the building the loan will be converted to a long-term mortgage obligation. The amount classified as current represents estimated payments to be made during 2002 after the loan is converted.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Notes to combined Financial Statements
--------------------------------------------------------------------------------

     The related party loan is not subject to any fixed term of repayment and is non-interest bearing. The related party loan was paid in February 2002.

3.   Lease Commitments

     MRL U.S. has a building lease with Dr. Evan A. Stein, who is a significant stockholder of MRL U.S. The agreement is accounted for as a capital lease and has a ten-year term ending on December 31, 2004. The agreement also contains an option to renew at the end of the original term for one additional ten-year period. MRL U.S. also leases certain office equipment which is accounted for as a capital lease.

     The aggregate amount of building and equipment under capital leases and the related accumulated depreciation are as follows:

                                                                        2001
                                                                     -----------

     Cost of building and equipment under capital leases             $2,676,175
     Accumulated depreciation                                        (1,785,012)
                                                                     -----------
     Cost of building and equipment under capital leaase, net         $ 891,163
                                                                     ===========

     The Companies also lease office space, vehicles and office equipment which are accounted for as operating leases.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Notes to combined Financial Statements
--------------------------------------------------------------------------------

     Future minimum annual rental commitments under the leases, at December 31, 2001, are as follows:

                                                      Operating      Capital
                                                        Leases        Leases
                                                    -------------  -------------
     2002                                               $ 351,186     $ 647,518
     2003                                                 194,778       644,580
     2004                                                 172,445       638,722
     2005                                                  24,977             -
     2006 and thereafter                                        -             -
                                                    -------------  -------------

     Total minimum lease payments                       $ 743,386     1,930,820
                                                    =============
     Less amounts representing interest                                 483,476
                                                                   -------------

     Present value of net minimum payments                            1,447,344
     Less current portion                                               394,402
                                                                   -------------
     Lease obligation, non-current                                   $1,052,942
                                                                   =============

4.   Employee Benefit Plans

     MRL U.S. maintains a qualified salary reduction plan, under section 401(k) of the Internal Revenue Code, covering substantially all employees. Under the plan, eligible employees can elect to contribute a portion of current compensation, subject to limits established under the Internal Revenue Code, and MRL U.S. matches a portion of the employees' contribution on a discretionary basis. MRL U.S. contributions amounted to $302,638 for 2001.

     MRL U.S. also maintains the Medical Research Laboratories Money Purchase Pension Plan, which covers substantially all salaried employees. Under the defined contribution plan, MRL U.S. contributes 5% of each eligible employees' annual compensation and employees are fully vested in such contributions from their date of employment. MRL U.S. contributions to the plan were approximately $225,795 during 2001.

     MRL Belgium employees are covered by pension plans administered by the Belgium government. As such, contributions to these plans are included in payroll costs.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Notes to combined Financial Statements
--------------------------------------------------------------------------------

5.   Concentrations of Credit Risk

     Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of cash and trade receivables. Cash is placed with a high quality financial institution. The majority of the Companies' cash and cash equivalents are maintained at Merrill Lynch Brokerage, an institution not insured by the FDIC insurance program. With respect to trade receivables, such receivables are primarily from pharmaceutical manufacturers located in the United States and Europe. Four customers in 2001 individually accounted for 10% or more of net revenues in the respective years. The aggregate revenues from these customers represented 76% of total revenues for the year ended December 31, 2001.

6.   Related Party Transactions

     In addition to the lease described in Note 3 and related party loan described in Note 2, other transactions with related parties are as follows:

     A management and consulting agreement with Medical Application Consultants, Inc., an Ohio Corporation owned by Dr. Evan A. Stein, resulted in management expense of $351,600 in 2001.

     MRL U.S. recorded revenues for laboratory and other administrative services provided to various other related parties as follows:

                                                                        2001
                                                                     ----------
     Cholesterol Treatment Center (CTC); an Ohio
        corporation controlled by Dr. Evan A. Stein                  $  17,799
     Metabolic Atherosclorosis Research Center, L.L.C.
        (MARC); a Kentucky Limited Liability Company
        controlled by Dr. Evan A. Stein                                 15,174
                                                                     ----------
                                                                     $  32,973
                                                                     ==========

     Laboratory and other administrative services charges to these related parties totaling $10,220 remained in accounts receivable at December 31, 2001.

Medical Research Laboratories International, Inc. and
Medical Research Laboratories International B.V.B.A.

Notes to combined Financial Statements
--------------------------------------------------------------------------------

7.   Income Taxes

     The following is a reconciliation of the Statutory Federal income tax rate to the effective tax rate for MRL Belgium:

                                                                   2001
                                                                -----------
     Taxes at Belgium Federal Statutory rate (40.17%)            $ 558,794
     Penalty for insufficient prepayments                           20,252
     Non-deductible expenses                                         9,929
                                                                -----------
     Provision for income taxes                                  $ 588,975
                                                                ===========

8.   Commitments and Contingencies

     In the normal course of business, the Companies are subject to claims, both asserted and unasserted. Based on information presently known, management does not believe any claims will have a material impact on the Companies' financial position or results of operations.